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                                                                    Exhibit 23.1
                                                                    ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 350,000 shares of common stock of Electropharmacology, Inc. pertaining to the Consulting Agreement, dated November 25, 1997, between Electropharmacology, Inc. and 20th Century Associates, Inc. of our report dated February 9, 1997 (except for the last paragraph of Note 2, as to which the date is April 7, 1997, the third paragraph of Note 10, as to which the date is April 12, 1997, and the sixth paragraph of
Note 11, as to which the date is March 27, 1997), with respect to the financial statements of Electropharmacology, Inc. included in its Annual Report
(Form 10-KSB/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP


West Palm Beach, Florida
November 25, 1997